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                                REFERENCE 10.1

                       EMPLOYMENT CONTRACT - FRED ZINOS


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EMPLOYMENT AGREEMENT

This employment agreement (this "Agreement") is made effective as of November 2, 1998, by and between Nova Pharmaceutical, Inc, ("the Employer"), of 31712 Casino Drive, suite 7b, Lake Elsinore, California, 92530, and Fred Zinos, (the Employee"), of 24375 Jackson Ave #300, Murrieta, California, 92562.

A. Employer is engaged in the business of manufacturing and distributing natural food supplements. The Employee will primarily perform the job duties at the following location: 31712 Casino Drive, Suite 7B, Lake Elsinore Ca. 92530.

B.    Employer desires to have the services of the Employee.

C.    Employee is willing to be employed by Employer.

Therefore, the parties agree to:

1. EMPLOYMENT. Employer shall employ Employee as a Senior Vice President-Sales and Marketing and National Sales and Marketing Director. Employee shall provide to Employer the following services: As part of your duties, you will be responsible in preparing and developing the yearly sales figures for years three through five. These figures are to be submitted to the Company for approval 90 days prior to the end of the Company's fiscal year. Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of Employer and the Employer's supervisory personnel. Employee shall also perform (i) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.
2. BEST   EFFORTS  OF   EMPLOYEE.   Employee   agrees  to  perform   faithfully,
   industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Employer may require from time to time.
3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee an annual salary of $90,000 payable in accordance with Employer's usual payroll procedures. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid. Accrued vacation will be paid in accordance with state law and the Employer's customary procedures. This


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   section of the Agreement is included only of accounting and payroll  purposes and should not be construed as establishing a minimum or definite term of employment.
4. BONUS PAYMENTS. Employee shall receive a bonus equal to ten percent (10%) of Employee's base salary if the Gross Sales of the Company are within eighty percent (80%) of the Plan. If the Gross Sales Volume are within one hundred percent (100%) of the Plan a bonus equal to twenty percent (20%) of Employee's base salary shall be paid. Should the Gross Sales of the company exceed twenty percent (20%) or more of the Plan, then Employee shall receive a bonus equal to thirty percent (30%) of his base salary. This bonus payment will be paid monthly on the ninety days after the close of the calendar year day of the following month. Upon request by Employee, Employer will make advances against expected commissions in accordance with Employer's usual policies.

a. Right to Inspect. The Employee, or the Employee's agent, shall have the right to inspect Employer's records for the limited purpose of verifying the calculation of the commission payment, subject to such restrictions as Employer may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by Employer.
5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for the following "out of pocket" expenses in accordance with Employers policies in effect form time to time:

   Travel expenses
   Meals
      Professional dues and expenses
6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge that will be of benefit to Employer.
7. CONFIDENTIALITY. Employee recognizes that Employer has and will have information regarding the following:
   Inventions
      Products
      Prices
      Costs
      Future plans

   And other vital information (collectively, "Information") which are valuable, special, and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Information to any third party without the prior written consent of the Employer. Employee will protect the


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   Information and treat is as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.
8. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Employee has disclosed (or has threatened to disclose) Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.
9. CONFIDENTIALITY   AFTER  TERMINATION  OF  EMPLOYMENT.   The   confidentiality
   provisions of this Agreement shall remain in force and effect for a One-year period after the termination of Employee's employment. During such One-year period, neither party shall make or permit the making of any public announcement or statement of any kind that Employee was formerly employed by or connected with Employer.
10.NON-COMPETE  AGREEMENT.   Employee  recognizes  that  the  various  items  of
   Information are special and unique assets of the company and need to be protected from improper disclosure. In consideration of the disclosure of the Information to Employee, Employee agrees and covenants that for a period of
   one  year  following  the  termination  of  this   Agreement,   whether  such
   termination is voluntary or involuntary, Employee will not directly or indirectly engage in any business competitive with Employer. This covenant shall apply to the geographical area that includes, but is not limited to,
   (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, (iii) becoming interested directly or indirectly in any such business, or (iv) soliciting any customer of Employer for the benefit of a third party that is engaged in such business.
11.EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Employee shall not have the right to make any contracts o9r commitment for or on behalf of Employer without first obtaining the express written consent of Employer.
12.VACATION. Employee shall be entitled to two weeks of paid vacation for each year of employment beginning on the first day of Employee's employment. Such vacation must be taken at a time mutually convenient to Employer, and Employee, and must be approved by Employer. Requests for vacation shall be submitted to Employee's immediate supervisor sixty days in advance of the requested date such vacation would commence.
13.SICK LEAVE. After completion of ninety days of employment, Employee shall be entitled to _______ hour(s) paid time due to illness each calendar year effective January 1,1998. Sick leave benefits may not be converted into cash compensation. All requests for sick days off shall be made by Employee in accordance with Employer policies in effect from time to time.
14. HOLIDAYS. Employee shall be entitled to the following holidays with pay during each calendar year: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day.


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15.   INSURANCE BENEFITS.  Employee shall be entitled to insurance benefits, in accordance with the Employer's applicable insurance contract(s) and policies, and applicable state law. These benefits shall include: Health Insurance.
16.OTHER  BENEFITS.  Employee  shall be  entitled  to the  following  additional benefits: If eighty percent 80%) if the sales volume based on Plan is achieved then Employee shall be entitled to five thousand (5000) shares of stock at a value of $2.00 a share which will become vested immediately. If one hundred percent (100%) of the sales volume based on the Plan is achieved then the Employee shall be entitled to ten thousand (10,000) shares of stock at $2.00 a share. Should twenty five percent (25%) or more of sale volume based on the Plan be achieved, then Employee shall be entitled to twenty five thousand (25,000) shares of stock at $2.00 per share.
17.TERM/TERMINATION.  Employee's employment under this agreement shall be for an unspecified term on an "at will" basis.  This Agreement may be terminated by either party upon two weeks notice. If Employer shall so terminate this Agreement, the Employee is entitled to a proration of any bonuses earned. If the employee leaves the Company for any reason, the Company's stock is to be relinquished at the value of $2.00 per share, unless the Employee is in violation of this Agreement. If Employee is in violation of this Agreement, Employer may terminate employment without notice and with compensation to Employee only to date of such termination.
18.TERMINATION FOR DISABILITY.  Employer shall have the option to terminate this
   Agreement, if Employee becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation. Employer shall exercise this option by giving 30 days written notice to Employee.
19.COMPLIANCE WITH EMPLOYER'S RULES.  Employee agrees to comply with all of the rules and regulations of Employer.
20.RETURN OF PROPERTY. Upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business. Such obligation shall be governed by any separate confidentiality or proprietary rights signed by the Employee.
21. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:
          Employer:
           Nova Pharmaceutical, Inc.
           Ralph Mann CEO and President
           31712 Casino Dr Suite 7b
           Lake Elsinore, Ca 92530
          Employee:
           Fred Zinos


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           24375 Jackson Ave Apt L 308
           Murrieta Ca  92562
Such address may be changed from time to time by either party by providing
written      notice in the manner set forth above
22. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.
23. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.
24. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.
25. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.
26. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.


Employer:
Nova Pharmaceutical, Inc


By:  /s/ Ralph Mann

         Ralph Mann
          CEO and President

AGREED TO AND ACCEPTED

/s/ Fred Zinos

By Fred Zinos                            11-3-98



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